Exhibit 99.1

SETTLEMENT PROPOSAL TERM SHEET 3 Key Dates ▪ Agreement in Principle: February 10, 2025 ▪ Targeted Close: May 1, 2025, or sooner Settlement Amount ▪ $341.1 million, reflects: − $327.9 million Contract Rate claim assuming May 1, 2025 plus − $10.0 million incremental principal plus − $3.2 million Milestone Payment Form of Consideration Cash ▪ $41.1 million (paid at Close), reflects: − Fixed: $37.9 million − Milestone Payment: $3.2 million (see below) assuming Close on May 1, 2025 Debt ▪ $300.0 million (issued at Close, see following page for term sheet) Milestone Payment ▪ Paid in cash at Close ▪ Calculated based on difference in Contract Rate vs. New Unsecured Debt Interest Rate from Agreement in Principle through Targeted Close − For example, if Close is on May 1, 2025, then the milestone payment would be $3.2 million Other Releases ▪ Full releases DRAFT | SUBJECT TO MATERIAL REVISION PRIVILEGED AND CONFIDENTIAL SUBJECT TO FRE 408 AND EQUIVALENTS

NEW UNSECURED DEBT TERM SHEET 4 Estimated Issue Date ▪ May 1, 2025 Amount ▪ $300.0 million Maturity ▪ September 30, 2029 Interest Rate ▪ Cash: 8.00% cash per annum, payable quarterly ▪ PIK: 3.00% PIK per annum, payable quarterly Mandatory Amortization ▪ Year 1-2: $2.5 million per quarter (i.e., $10.0 million per annum / ~3.3% per annum) ▪ Year 3-4: $10.0 million per quarter (i.e., $40.0 million per annum / ~13.3% per annum) Optional Amortization ▪ The Company shall have the right to make Optional Amortization payments at par − Starting in Year 3, if the Company: • Does not make an Optional Amortization payment of > $10.0 million in any quarter, then the PIK interest rate shall increase by 25bps or • Does make an Optional Amortization payment > $10.0 million in any quarter, then the PIK interest rate shall decrease by 25bps Ranking ▪ Unsecured Callable ▪ Immediately callable at par Rating ▪ Rated by at least one of Moody’s or S&P within 60 days of Close Type ▪ Rule 144A for life (i.e., same as existing unsecured notes) Covenants ▪ Consistent with existing unsecured note indentures DRAFT | SUBJECT TO MATERIAL REVISION PRIVILEGED AND CONFIDENTIAL SUBJECT TO FRE 408 AND EQUIVALENTS